Exhibit 10.41

INSIDER STOCK PURCHASE AGREEMENT

This Insider Stock Purchase Agreement (this “Agreement”), dated March 30, 2023 is by and between DiamiR Biosciences Corp., a Delaware corporation (the “Company”), and Kira Sheinerman (“Insider,” which term includes her heirs, personal representatives, successors, and assigns).

Whereas, Insider invested $100,000 in the Company on July 22, 2023 (the “Effective Date”),, and Insider and the Company desire to memorialize such investment as of the Effective Date through this Agreement.

In consideration of the mutual promises and covenants contained in this Agreement, the parties agree as follows:

Section 1. SALE OF SHARES; CLOSING.

1.1 Sale of Shares. Subject to the terms and conditions of this Agreement, at the Closing (as defined below), the Company shall issue and sell to Insider, and Insider shall purchase, 14,265 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a purchase price of $100,000.00 ($7.01 per share) (the “Purchase Price”). The Shares shall be fully vested upon issuance at the Closing.

1.2 Closing. The closing of the issuance, sale, and purchase of the Shares (the “Closing”) shall take place at the time and place determined by the parties and may occur remotely by exchange of documents, signatures and other closing items (or their electronic counterparts) as soon as practicable. At the Closing, the Company shall deliver to Insider a certificate representing the Shares or such other documentation confirming the issuance of the Shares being purchased by Insider, registered in the name of Insider, and Insider shall pay the purchase price.

Section 2. LEGENDS; STOP TRANSFER.

2.1 Restrictive Legends. In order to reflect the restrictions on the transfer of the Shares set forth or referred to in this Agreement, if certificates are issued representing the Shares, such certificates shall be endorsed with legends to the following effect:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM.”

2.2 Enforcement; Stop Transfer. No Shares shall be transferred on the books of the Company nor shall any attempted sale, transfer, assignment, pledge, or other disposition of any Shares be effective unless and until the terms and provisions of this Agreement are first complied with. Any attempted sale, transfer, assignment, pledge, or other disposition of any Shares that does not comply with the provisions of this Agreement shall be invalid and of no effect.

Section 3. INTENTIONALLY LEFT BLANK.

Section 4. REPRESENTATIONS.

4.1 Exemption from Registration. The Shares have not been registered under the Act or the securities laws of any state and are being issued to Insider in reliance upon Regulation D, Rule 506(b) promulgated under the Securities Act of 1933, as amended (the “Act”), and such other exemptions from such registration under the Act or the securities laws of any state as may be applicable. Insider understands and agrees that the Shares may not be resold or transferred without registration under the Act and applicable state securities laws unless an exemption from such registration is available. Accordingly, Insider acknowledges that he or she is prepared to hold the Shares for an indefinite period and that he or she is aware that Rule 144 of the Securities and Exchange Commission under the Act is not currently available to exempt the sale of the Shares from the registration requirements of the Act and may not be available at the time Insider wishes to sell the Shares. Prior to acquiring the Shares, Insider obtained sufficient information about the Company to reach an informed decision to acquire the Shares. Insider has such knowledge and experience in financial and business matters as to make him or her capable of utilizing such information to evaluate the risks of the prospective investment and to make an informed investment decision. Insider is able to bear the economic risk of his or her investment in the Shares.

4.2 Due Issuance. The issuance of the Shares has been duly authorized by the Company and upon payment of the Purchase Price shall be fully paid and non-assessable.

4.3 Shareholder Rights. Insider shall have all the rights of a shareholder (including voting and dividend rights) with respect to the Shares.

4.4 Accredited Investor; Knowledge. Insider represents and warrants that he is an “accredited investor”, as defined under Rule 501(a) of Regulation D. Insider is an executive officer of the Company and, as such, has unique knowledge and insight into the business and operations of the Company. Insider has the sophistication and experience with regard to business and financial matters such that he is able to evaluate the risks and uncertainties of the investment contemplated herein. Insider is purchasing the Shares for his own account and not with a view to resell or distribute the Shares.

4.5 No Tax Advice. Insider has reviewed with its own tax advisors the U.S. federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. With respect to such matters, Insider relies solely on such advisors and not on any statements or representations of Company or any of its agents, written or oral. Insider understands that it (and not Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated herein.

4.6 No Bad Actor. Insider has not, during the past 10 years: (i) been party to any adverse proceeding brought by the Securities and Exchange Commission (“SEC”) or any similar state agency; (ii) been the subject of any material criminal proceeding regarding the purchase or sale of securities or other crimes, excluding only misdemeanor crimes; or (iii) filed bankruptcy proceedings. There is no litigation, action, demand, suit or other proceeding pending against or, to Insider’s knowledge, threatened against or affecting Insider before any court or arbitrator or any governmental authority which in any manner challenges or seeks to prevent the transactions contemplated hereby.

Section 5. GENERAL PROVISIONS.

5.1 Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be deemed effectively given when delivered personally or by facsimile transmission or by overnight delivery service or 72 hours after having been mailed by first class certified or registered mail, return receipt requested, postage prepaid:

If to the Company:

DiamiR Biosciences Corp.

11 Deer Park Drive, Suite 102G

Monmouth Junction, NJ 08852

or at such other address or addresses as may have been furnished in writing by the Company to Insider.

If to Insider, at the address set forth on the signature page below or at such other address as may have been furnished in writing by Insider to the Company.

5.2 No Waiver. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

5.3 Entire Agreement. This Agreement constitutes the entire contract between the parties to this Agreement with regard to the subject matter of this Agreement.

5.4 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS, AND NOT THE LAW OF CONFLICTS, OF THE STATE OF NEW YORK. ANY PROCEEDING WITH REGARD TO A DISPUTE UNDER THIS AGREEMENT SHALL BE BROUGHT IN THE STATE OR FEDERAL COURT LOCATED IN NEW YORK, NEW YORK.

5.5 Counterparts. This Agreement may be executed in one or more counterparts, including facsimile and pdf counterparts, each of which shall be deemed to be an original copy of this Agreement and all of which, when taken together, shall be deemed to constitute one and the same agreement. Transmission by facsimile or electronic or digital means of a signed counterpart of or signed signature page to this Agreement shall constitute delivery of the originally executed counterpart for all purposes.

5.6 Successors and Assigns. The provisions of this Agreement shall inure to the benefit of and be binding upon the Company and its respective successors and assigns, and Insider and his or her legal representatives, heirs, legatees, distributees, assigns, and transferees by operation of law, whether or not any such person shall have become a party to this Agreement.

5.7 Expenses. Except as otherwise provided herein, all costs, fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby, whether or not consummated, shall be paid by the party incurring such cost or expense.

5.8 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

5.9 Severability. If any provision, including any phrase, sentence, clause, section or subsection, of this Agreement is determined by a court of competent jurisdiction to be invalid, inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering such provision in question invalid, inoperative or unenforceable in any other case or circumstance, or of rendering any other provision herein contained invalid, inoperative or unenforceable to any extent whatsoever. Upon any such determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

5.10 Termination. This Agreement may be terminated by the Company in the event the Purchase Price is not paid by January 6, 2023. Upon such termination, neither party shall any liability to the other with regard to the transaction contemplated herein.

5.11 Indemnity. Each party shall indemnify and hold harmless the other party and its directors, officers, employees, agents, stockholders, affiliates, subcontractors and customers (“Indemnitees”) from and against all allegations, claims, actions, suits, demands, damages, liabilities, obligations, losses, settlements, judgments, costs and expenses (including without limitation attorneys’ fees and costs) which arise from or relate to any material breach by the other party of the terms of this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement as of the date first written above.

COMPANY:

DiamiR Biosciences Corp.

By:
Name:	Alidad Mireskandari, PhD
Title:	Chief Executive Officer

INSIDER:

By:
Name:	Kira Sheinerman, PhD
Address:
Email Address:

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